EXHIBIT 10.5
                                                                October 24, 2001

James F. Laird
5277 Brynwood Drive
Columbus, Ohio 43220

Dear James:

     We are  pleased  to offer you this  letter of  employment  in the  position described below as part of Diamond Hill Capital Management, Inc. (the "Company"). This letter, if accepted by your signing the "Acceptance" below and returning a signed copy, is intended to constitute a formal agreement legally binding upon both of us (this "Agreement"), subject to the following terms and conditions.

1. POSITION. You will become as of a mutually agreed date or such date as you can work a transition out of your current responsibilities ("Effective Date") President of our NASD broker-dealer (the "Broker-Dealer"), Diamond Hill Securities, Inc., subject to the direction of the Company's CEO and the overall authority of the Company's and the Broker Dealer's respective Boards of Directors, subject to all of the Company's policies and procedures regarding its employees except to the extent superseded by this Agreement.

2. REGULAR COMPENSATION. For your services during the term of this Agreement, you will be paid a salary at the gross annual rate (prior to all taxes and other withholdings) of $135,000. The gross annual rate will be subject to annual adjustments of $9,000 after each year of service based upon the evaluation of your performance during that year on the same basis as other executives. This will be paid in accordance with the Company's customary practices applicable to its executives.

3. BONUS. You will be entitled as a bonus to participate in the Company's stock option and incentive compensation plan. Under that plan you will be granted (a) as of the Effective Date an option to purchase 50,000 Company shares at the then market price and (b) at each anniversary of your Effective Date during the term of this Agreement a similar option to purchase 50,000 Company shares at the same price, subject to approval of the Company's stock option and executive compensation committee. You will be eligible for future grants of options pursuant to the terms of that plan.

4. VACATION. You will accrue and be paid for vacation (which may be taken at such times and in such increments as you may choose) of up to four weeks annually on the same basis as other executives of the Company.

5. OTHER BENEFITS. You will be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company and made available to its executives generally and as may be in effect from time to time.

6. TERM. The term of this Agreement will be for the five-year period commencing with the Effective Date; provided, however, that upon the expiration of such period, the term of this Agreement will be automatically extended for a period of one year, unless either you or the Company gives written notice to the other at least 30 days prior thereto that the term of this Agreement will not be so extended. Notwithstanding the foregoing, all employees of the Company are "at will," and accordingly your employment will be terminated upon death or disability and may be terminated at any time, including during the term of this Agreement:

     (a) Discharge. By the Company's giving written notice of discharge at least 30 days before the effective date of termination, provided that if such discharge is claimed by the Company to be for Cause (as defined herein), the notice of such discharge will state such Cause; and

     (b) Resignation. By your giving written notice of resignation to the CEO of the Company at least 30 days before the effective date of termination, provided that if the resignation is claimed by you to be for Good Reason (as defined herein), the notice of such resignation will state such Good Reason.

7. COMPENSATION UPON TERMINATION. If you are discharged for Cause or resign without Good Reason, you will not be entitled to any compensation other than any earned but unpaid salary at the gross annual rate then in effect for your service through the effective date of your termination. If during term of this Agreement you are discharged without Cause or you resign for Good Reason, in addition to the foregoing you will be entitled to continued payment of your salary at the gross annual rate then in effect for a period of one year after the effective date of termination reduced by any employment compensation earned by you elsewhere on or after the beginning of the 6th calendar month following the effective date of this termination. For this purpose,

     (a) "Cause" exists if you engage in conduct demonstrably and materially injurious to the goodwill and reputation of the Company; cause the Company, other than pursuant to the advice of Company legal counsel, to violate a law which, in the opinion of Company legal counsel, is reasonable grounds for civil or criminal penalties against the Company or its Board of Directors; engage in conduct which constitutes a violation of the established written policies or procedures of the Company regarding the conduct of its employees, including policies regarding sexual harassment of employees and use of illegal drugs or substances; fail within 30 days after receipt of notice to cure any violations of your covenants under the heading "Covenants" of this Agreement; without due cause fail within 30 days after receipt of notice to follow any lawful order given by or under direction of the Company's or the Broker-Dealer's Board of Directors; or do not correct within 30 days after receipt of notice any act or omission that, in the opinion of the Company's legal counsel, gives rise to a cause of action by the Company personally against You to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000.

     (b) "Good Reason" exists in the absence of Cause (1) if you cease to hold position and title of President of the Broker-Dealer as contemplated under the heading "Position" of this Agreement, or a position and title of a more senior position which you accept; there is any reduction in or a material delay in payment of salary as provided in this Agreement; you become disabled (to the extent that you cannot, with reasonable accommodation, effectively perform the requirements of your position) and are unable to effectively perform your responsibilities under this Agreement; or the Company does not correct within 30 days after receipt of notice any act or omission that gives rise to a cause of action by you personally against the Company to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000; and (2) for a period of one year from the date of any Change in Control.

     (c)  "Change in Control" occurs if

          (1) A purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended ("the Exchange Act") or any comparable successor provisions), directly or indirectly, which results in the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such person, entity or group of persons equaling fifty percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Securities"); excluding, however, any acquisition (A) by the Company or any person controlled by the Company or the Board of Directors of the Company, (B) by any employee benefit plan or related trust sponsored or maintained by the Company, (C) by you, or (D) by another group including you, but only if you and other executives of the Company control such group;

          (2) A change, within any rolling two-year period beginning with any date on or after the Effective Date, in the composition of the Board such that the individuals who constitute the Board (the "Incumbent Board") at the beginning of such rolling period cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board after the Effective Date, whose election, or nomination for election, by the Company's security-holders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall not be so considered as a member of the Incumbent Board;

          (3) A merger, reorganization or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, any Corporate Transaction pursuant to which (A) persons who were security holders of the Company immediately prior to such Corporate Transaction do (solely because of their Voting Securities owned immediately prior to Corporate Transaction) own immediately thereafter more than 50 percent of the combined voting power entitled to vote in the election of directors of the then outstanding securities or the company surviving the Corporate Transaction and (B) individuals who constitute the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the company surviving such Corporate Transaction;

          (4) Approval by the security-holders of the Company of a plan of complete liquidation or dissolution of the Company; or

          (5) Any change in the Company's CEO or the person serving as the chief executive officer of the Company to someone other than Roderick H. Dillon, Jr.

8. COVENANTS. Without the prior consent of the Company, you will not, directly or indirectly:

     (a) No Unauthorized Competing Concern. During the term of your employment, engage in any other duties or pursuits requiring your active personal services that will conflict with your ability or objectivity in performing your obligations under this Agreement;

     (b) No Unauthorized Disclosure. During the term of your employment and thereafter, make or cause to be made any unauthorized disclosure or other use (within the meaning of Section 1333.51 of the Ohio Revised
          Code) of any confidential information regarding the Company or any of its activities and operations, except to the extent reasonably necessary or appropriate in connection with the performance by you of your employment responsibilities; or

     (c) No Unauthorized Solicitation. During the term of your employment and for a period of one year thereafter, either alone or in conjunction with another party, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company (or any of its subsidiaries or affiliates) with any person who is then an employee, customer, or supplier of the Company (or any of its subsidiaries or affiliates).

          You acknowledge by signing below that breach of any these covenants may result in irreparable injury and damage to the Company for which the Company may have no adequate remedy at law. Accordingly, you agree that in the event of any such breach or any threat of breach, the Company shall, in addition to any other remedies or damages available to it at law or in equity, be entitled to immediate and permanent injunctive relief restraining such breach or threatened breach, without having to prove damages. In addition, the Company will be entitled to all costs and expenses, including reasonable attorneys' fees and costs in enforcing these covenants. These covenants and the remedies of the Company will survive any termination of this Agreement.

9. RESOLUTION OF DISPUTE. Any disputes arising under this Agreement, including any dispute as to the existence of Cause or Good Reason, will be resolved exclusively as follows:

     (a) Negotiation. You and the Company will attempt in good faith to resolve any such dispute promptly by negotiation. Either may give the other written notice of any dispute not resolved in the normal course of business, stating that party's position and designating a representative of that party to proceed with negotiations. Within 10 days after delivery of the notice, the receiving party will submit to the other a written response, stating the responding party's position and designating a representative of the responding party to proceed with negotiations. Within 20 days after delivery of the disputing party's notice, the designated representative of each party to the dispute will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

     (b) Mediation. If any issues are not resolved by negotiation as provided herein within 30 days of delivery of the disputing party's notice or if the parties fail to meet within the 20-day period specified above, either pary may then institute mediation proceedings to resolve the dispute by delivering written demand for mediation (the "Mediation Demand") to the other party to the dispute. A copy of the Mediation Demand will be simultaneously delivered to the nearest office of the American Arbitration Association (the "Association"). Mediation proceedings will commenced not later than 30 days after delivery of the Mediation Demand under the Association's commercial mediation rules.

     (c) Arbitration. If any issues not resolved by mediation as provided herein within 60 days of delivery of the Mediation Demand or if mediator does not begin proceedings within 30 days of delivery of the Mediation Demand, either party may then institute arbitration proceedings to resolve any unresolved issues by delivering written demand for arbitration (the "Arbitration Demand") to the other party to the dispute. A copy of the Arbitration Demand will be simultaneously delivered to the same office of the Association that the Mediation Demand had been delivered. Arbitration proceedings will commence no later than 30 days after delivery of the Arbitration Demand under the Association's commercial arbitration rules.

     (d) General Rules. Any negotiation, mediation and arbitration under this Section will be conducted in Columbus, Ohio. The forgoing negotiation, mediation and arbitration will be the exclusive remedy of the parties for resolution of any such dispute other than the Company's right to specifically enforce covenants under the heading "Covenants" of this Agreement.

10. GOVERNING LAW. Your employment will be governed by the law of Ohio, and any legal proceedings or other action regarding your employment or the terms and conditions thereof or otherwise arising out of this Agreement will be brought exclusively in courts located in Ohio having appropriate jurisdiction. We each agree that any process may be served upon each of us in any manner authorized by Ohio law for any such legal proceeding or other action.

     If you have any questions regarding the terms of this letter, please do not hesitate to let me know. You may accept by signing the "Acceptance" below and returning the signed copy of this letter.

                                        Diamond Hill Capital Management, Inc.


                                        By: /S/ R.H. Dillon
                                            ------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------

                                        ACCEPTANCE


                                            /S/ James F. Laird
------------------------------              ------------------------------
                                            Signature